Exhibit 99.1

FRED’S REPORTS FIRST QUARTER 2019 RESULTS

MEMPHIS, Tenn. (June 19, 2019) – Fred’s, Inc. (NASDAQ: FRED) reported financial results for the first quarter ended May 4, 2019. Except as otherwise noted, the comparable results from the prior year contained herein have been adjusted for discontinued operations related to the sale of Fred’s specialty pharmacy business to an affiliate of CVS Health Corporation and certain assets of Fred’s retail pharmacy business to Walgreen Co. The amounts and percentages presented below, for all periods, reflect the results of operations and financial conditions from Fred’s continuing operations.

Joe Anto, Fred’s CEO, stated, “We are disappointed with our operating results for the quarter, but are moving aggressively to right size our store footprint, reduce our cost structure, paydown our ABL and stabilize our operating model.  As of June 17th, our ABL balance stood at $51.1 million versus $81.3 million at the end of Q1.  We are continuing to work constructively with our banks and per our forbearance agreement, we have specific milestones related to refinancing our current facility, which we are actively working towards.  We look forward to sharing updates on this process as soon as possible.”

First Quarter Fiscal 2019 vs. First Quarter Fiscal 2018

●	Net sales were down 5.2% to $319.0 million in Q1 2019 versus $336.4 million in Q1 2018.
•	Comparable store sales decreased 8.5% in Q1 2019 compared to the same period of 2018.
●	Gross profit decreased 16.2% to $74.6 million in Q1 2019 versus $89.1 million in Q1 2018.
●	Gross margin as a percentage of sales decreased approximately 309 basis points to 23.4% in Q1 2019 versus 26.5% in Q1 2018.
●	Total selling, general, and administrative expenses were $101.4 million in Q1 2019, or 31.8% of sales, compared to $109.2 million in Q1 2018, or 32.5% of sales.
●	Selling, general, and administrative expenses, adjusted for non-recurring items, were $93.4 million in Q1 2019, or 29.3% of sales, compared to $106.7 million in Q1 2018, or 31.7% of sales.
●	Impairment expense of $0.3 million was recorded during Q1 2019 on certain assets related to the decline in the results of operations compared to no impairment expense recorded in Q1 2018.
●	Net loss from continuing operations was $29.5 million, or $(0.84) per share, in Q1 2019, compared to a loss of $22.0 million, or $(0.60) per share, in Q1 2018.
●	Adjusted EBITDA, a non-GAAP financial measure, was $(11.7) million in Q1 2019 compared to $(7.4) million in Q1 2018.

First Quarter 2019 Results

Fred’s net sales for the first quarter of fiscal 2019 decreased 5.2% to $319.0 million from $336.4 million in the first quarter last year. Comparable store sales for the quarter decreased 8.5% compared to the first quarter of last year.  The sales decline was primarily the result of weak sales of consumables caused by the reduction in store traffic due to out-of-stock issues in certain product categories.

Fred’s gross profit for the first quarter of 2019 decreased 16.2% to $74.6 million from $89.1 million in the prior year period. Gross margin percentage for the quarter decreased 309 basis points to 23.4% from 26.5% in the same quarter last year. The decrease in gross profit and gross margin percentage was primarily caused by discounting initiatives implemented during the quarter throughout the store chain.

Total selling, general and administrative expenses for the first quarter decreased $7.9 million to $101.4 million compared to last year’s first quarter of $109.2 million.  As a percentage of sales, total selling, general and administrative expenses decreased 68 basis points to 31.8% of sales from 32.5% of sales in the first quarter last year. The decrease is generally attributable to continued reductions in headcount and other general cost-containment initiatives implemented throughout the company.

Adjusted selling, general and administrative expenses, a non-GAAP financial measure that excludes non-recurring items, decreased to $93.4 million, or 29.3% of sales, in Q1 of 2019 compared to $106.7 million, or 31.7% of sales, in Q1 of 2018.

Due to the reduction in the estimated fair value of fixed assets and intangibles in several underperforming stores, Fred’s recorded an impairment expense of $0.3 million in the first quarter of 2019.  Comparatively, in the first quarter of 2018, no impairment expense was incurred.

For the first quarter of 2019, Fred’s recorded a net loss from continuing operations of approximately $29.5 million, or $(0.84) per share, compared to a net loss of $22.0 million, or $(0.60) per share, during the same period in 2018. The increase in net loss was primarily attributable to a decline in the sales volume during the period ended May 4, 2019 compared to the prior year.

Adjusted EBITDA, a non-GAAP financial measure that further excludes depreciation and amortization and non-recurring items from EBIT, was $(11.7) million compared to $(7.4) million in the first quarter of 2018.

 Going Concern; Other Matters

As further detailed in Fred’s Annual Report on Form 10-K for the fiscal year ended February 2, 2019, filed with the Securities and Exchange Commission on May 3, 2019, the report of Fred’s independent registered public accounting firm includes an explanatory paragraph indicating that there is substantial doubt about Fred’s ability to continue as a going concern. The receipt of this explanatory paragraph with respect to Fred’s financial statements for the year ended February 2, 2019 resulted in a breach of a covenant under Fred’s Revolving Credit Agreement, which constitutes an event of default under such agreement.  In addition, Fred’s lenders under the Revolving Credit Agreement indicated to Fred’s their belief that certain other events of default have occurred under the Revolving Credit Agreement in connection with Fred’s previously-announced store closures, the inventory sales at certain stores and the timing of delivery, and content, of a borrowing base certificate due under the Revolving Credit Agreement.  An event of default, which is not cured or waived, may permit acceleration of Fred’s indebtedness under the Revolving Credit Agreement, among other remedies.  Fred’s has entered into a forbearance agreement with its lenders pursuant to which Fred’s stipulated to the occurrence of certain events of default and such lenders agreed, subject to the satisfaction of certain conditions, to not take any action to accelerate our indebtedness or exercise other remedies until July 22, 2019. There can be no assurance that such lenders will not do so on or after such date or if the conditions in the forbearance agreement are not met in the future.  For additional information regarding this agreement and Fred’s ability to continue as a going concern, please see the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on May 16, 2019 and Fred’s Quarterly Report on Form 10-Q for the quarter ended May 4, 2019, filed with the Securities and Exchange Commission on June 18, 2019.

Conference Call

Fred’s will hold a conference call today at 8:00 a.m. Eastern Time to discuss these results.

Date: Wednesday, June 19, 2019

Time: 8:00 a.m. Eastern Time

Toll-free dial-in number: 1-877-407-4018

International dial-in number: 1-201-689-8471

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please press *0 for operator assistance, or click “help” on the webcast.

The conference call will be broadcast live and available for replay at http://public.viavid.com/player/index.php?id=134991. A replay of the conference call will also be available by telephone after 11:00 a.m. Eastern time on June 19, 2019 through July 3, 2019.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-312-6671

Replay ID:13691871

Non-GAAP Financial Measures

The Company’s management believes that the disclosure of Adjusted selling, general and administrative expenses, Adjusted EBITDA and Free Cash Flow provides useful information to investors because the measures present an alternative and more relevant method for measuring the Company’s results of operations and financial condition, and, when viewed together with the Company’s GAAP results and the accompanying reconciliations, provide a more complete understanding of the factors and trends affecting the Company than the GAAP results alone.

Adjusted EBITDA is calculated as loss before interest and other income and expense, income tax benefit, depreciation and amortization, and non-recurring items. Non-recurring items include discontinued operations, impairment, closed stores, professional fees, stock compensation, LIFO adjustments, and other. Adjusted selling, general and administrative expenses is calculated as selling, general and administrative expenses, including depreciation. amortization and impairment expense (i.e. Total selling, general and administrative expenses) and excludes certain non-recurring items, such as closed stores, non-recurring professional fees, severance, and other non-recurring items. The exclusion of certain expenses in calculating Adjusted EBITDA and Adjusted selling, general and administrative expenses, facilitate operating performance comparisons on a period-to-period basis and excludes items that Fred’s does not consider to be indicative of our core operating performance. Accordingly, Fred’s believes that Adjusted EBITDA and Adjusted selling, general and administrative expenses provide useful information to investors and others in understanding and evaluating our operating results in the same manner as Fred’s management and board of directors. Additionally, Adjusted EBITDA is a common alternative measure of financial performance used by investors, financial analysts, and rating agencies. These groups use Adjusted EBITDA, along with other measures, to estimate the value of a company and to compare the operating performance of a company to others in its industry. A reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measure appears in the financial tables attached to this news release.

The Company defines Free Cash Flow, which is a non-GAAP financial measure, as net cash provided by operating activities less expenditures for property, plant, and equipment, and any proceeds from asset dispositions, both of which are reported in our Condensed Consolidated Statement of Cash Flows. The Company believes that Free Cash Flow is one of several benchmarks used by analysts and investors for comparisons of liquidity with other companies within the industry, although the Company’s measure of Free Cash Flow may not be directly comparable to similar measures reported by other companies.

About Fred’s, Inc.

Since 1947, Fred’s, Inc. has been an integral part of the communities it serves throughout the southeastern United States. Fred’s mission is to make it easy AND exciting to save money. Its unique discount value store format offers customers a full range of value-priced everyday items, along with terrific deals on closeout merchandise throughout the store.  For more information about the Company, visit Fred’s website at www.fredsinc.com.

Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. Forward-looking statements include, but are not limited to, statements about future financial and operating results, the Company’s plans, objectives, business outlook, priorities, expectations and intentions, expectations for sales growth, comparable sales, earnings and performance, shareholder value, capital expenditures, cash flows, demand for products, share repurchases, strategic initiatives, including those relating to store closures and acquisitions and dispositions by the Company and the expected impact of such transactions on our strategic and operational plans and financial results, and any statement of an assumption underlying any of the foregoing and other statements that are not historical facts. Although we believe that the expectations, opinions, projections and comments reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and we can give no assurance that such statements will prove to be correct. A wide variety of potential risks, uncertainties and other factors could materially affect our ability to achieve the results either expressed or implied by these forward-looking statements including, but not limited to risks and uncertainties associated with: (i) the competitive nature of the industries in which we operate; (ii) our turnaround plan and the implementation of our strategic initiatives, and their impact on our sales, costs and operations; (iii) our store closures and the related sales of inventory and real estate issues; (iv) our divestitures; (v) utilizing our existing and new stores and the extent of our pharmacy department presence in new and existing stores; (vi) conditions affecting the retail sector as a whole; (vii) our reliance on a single supplier of pharmaceutical products; (viii) our pharmaceutical drug pricing; (ix) reimbursement rates and the terms of our agreements with pharmacy benefit management companies; (x) consolidation in the healthcare industry; (xi)  our private brands; (xii) the seasonality of our business and the impact of adverse weather conditions; (xiii) operational, supply chain and distribution difficulties; (xiv) merchandise supply and pricing; (xv) consumer demand and product mix; (xvi) delayed openings and operating new stores and distribution facilities; (xvii) our employees; (xviii) risks relating to payment processing; (xix) our computer systems, and the processes supported by our information technology infrastructure; (xx) our ability to protect the personal information of our customers and employees; (xxi) cyber-attacks; (xxii) changes in governmental regulations; (xxiii) the outcome of legal proceedings, including claims of product liability; (xxiv) insurance costs; (xxv) tax assessments and unclaimed property audits; (xxvi) current economic conditions;  (xxvii) our indebtedness and our ability to satisfy our debt obligations and obtain forbearance or waivers for any defaults; (xxviii) the terms of our existing and future indebtedness, including the covenants set forth in the documents governing such indebtedness; (xxix) any acquisitions we may pursue and the ability to effectively integrate businesses that we acquire; (xxx) our ability to remediate the material weaknesses in our internal controls over financial reporting and otherwise maintain effective internal controls over financial reporting; (xxxi) our largest stockholder holding a significant percentage of our outstanding equity; (xxxii) our ability to pay dividends and/or repurchase shares of our Class A voting common stock; (xxxiii) our ability to attract and retain talented executives; (xxxiv) any strategic alternatives that we decide to pursue, if any; (xxxv) our ability to continue as a going concern; (xxxvi) our ability to meet all applicable Nasdaq requirements and (xxxvii) the factors listed under Item 1A: “Risk Factors”  in our Annual Report on Form 10-K filed on May 3, 2019 with the Securities and Exchange Commission, and under Part II, Item 1A: “Risk Factors” in our Form 10-Q for the quarter ended May 4, 2019, and in any subsequent quarterly filings on Form 10-Q filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date made. The Company undertakes no obligation to release revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

Contact

Jen Ehlers, Fred’s, Inc.

1-817-369-5772

Jen.ehlers@fredsinc.com

FRED’S, INC.

Reconciliation of Unaudited Net Loss to Adjusted EBITDA

A Non-GAAP Financial Measure

(In thousands)

	For the Period Ended
	13 Weeks	13 Weeks
	May 4, 2019	May 5, 2018
Net loss	$(33,940)	$(22,011)
Interest expense	2,754	1,988
Income tax benefit	-	(196)
Operating loss (EBIT)	(31,186)	(20,219)
Depreciation and amortization	5,055	8,300
EBITDA	(26,131)	(11,919)
Adjustments:
Stock compensation	522	1,246
LIFO Adjustment	1,509	530
Professional fees related to closing stores	1,391	-
Professional fees related to attempted Rite Aid acquisition	-	(909)
Professional fees related to discontinued operations	1,271	-
Professional fees related to turnaround strategy	2,667	461
Impairment	297	-
Severance	2,374	3,124
Discontinued operations	4,397	47
Adjusted EBITDA	$(11,703)	$(7,420)

 FRED’S, INC.

 Reconciliation of Unaudited Total Selling, General, and Administrative Expenses

to Adjusted Selling, General, and Administrative Expenses

A Non-GAAP Financial Measure

(In thousands)

	For the Period Ended
	13 Weeks	13 Weeks
	May 4, 2019	May 5, 2018
Total selling, general and administrative expenses	$101,388	$109,421
Professional fees related to closing stores	1,391	-
Professional fees related to attempted Rite Aid acquisition	-	(909)
Professional fees related to turnaround strategy	2,667	461
Professional fees related to discontinued operations	1,271	-
Impairment expense	297	-
Executive and other Severance	2,374	3,124
Adjusted selling, general, and administrative expenses	$93,388	$106,745

FRED’S, INC.

Free Cash Flow

A Non-GAAP Financial Measure

(In thousands)

	For the Period Ended
	13 Weeks	13 Weeks
	May 4, 2019	May 5, 2018
Net cash used in operating activities	$(14,166)	$(12,756)
Less capital expenditures	(1,444)	(2,468)
Add proceeds from asset dispositions	90	-
Free cash flow	$(15,521)	$(15,224)

FRED’S, INC.

Unaudited Financial Highlights

(In thousands, except per share amounts)

	For the Period Ended
	13 Weeks	13 Weeks
	May 4, 2019	May 5, 2018
Net sales	$318,951	$336,399
Operating loss from continuing operations	(26,789)	(20,171)
Net loss from continuing operations	(29,543)	(21,963)
Net loss from discontinued operations	(4,397)	(48)
Net loss per share from continuing operations, basic and diluted	$(0.84)	$(0.60)
Net loss per share from discontinued operations, basic and diluted	$(0.12)	$(0.00)

Average shares outstanding:
Basic	35,211	36,485
Diluted	35,211	36,485

FRED’S, INC.

Unaudited Fiscal 2019 First Quarter Results

(In thousands, except per share amounts)

	For the Thirteen Weeks Ended
	May 4, 2019	May 5, 2018
Net sales	$318,951	$336,399
Cost of goods sold	244,352	247,329
Gross profit	74,599	89,070

Depreciation and amortization	5,055	8,300
Impairment expense	297	—
Selling, general and administrative expenses	96,036	100,941
Total selling, general and administrative expenses	101,388	109,241
Operating loss	(26,789)	(20,171)

Interest expense	2,754	1,988
Loss before income taxes	(29,543)	(22,159)

Provision for income taxes	—	(196)
Loss from continuing operations	(29,543)	(21,963)
Loss from discontinued operations, net of tax	(4,397)	(48)
Net loss	$(33,940)	$(22,011)

Net loss per share - basic
Continuing operations	$(0.84)	$(0.60)
Discontinued operations	(0.12)	(0.00)
Total loss per common share - basic	$(0.96)	$(0.60)

Net loss per share - diluted
Continuing operations	$(0.84)	$(0.60)
Discontinued operations	(0.12)	(0.00)
Total loss per common share - diluted	$(0.96)	$(0.60)

Weighted average common shares outstanding
Basic	35,211	36,485
Effect of dilutive stock options	—	—
Diluted	35,211	36,485

FRED’S, INC.

Balance Sheet

(In thousands)

	May 4, 2019	February 2, 2019
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$7,184	$5,353
Inventories	221,460	246,517
Receivables, less allowance for doubtful accounts of $2,369 and $1,360, respectively	23,243	22,970
Other non-trade receivables	29,645	30,412
Current assets held for sale	—	—
Prepaid expenses and other current assets	6,924	10,074
Total current assets	288,455	315,327
Property and equipment, less accumulated depreciation and amortization	64,186	66,346
Noncurrent assets held for sale	4,839	4,839
Intangible assets, net	19,279	21,463
Other noncurrent assets, net	98,016	1,050
Total assets	$474,774	$409,025
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$105,897	$97,107
Current portion of indebtedness	80,631	58,641
Accrued expenses and other	74,129	58,352
Current liabilities held for sale	—	—
Total current liabilities	260,657	214,100
Long-term portion of indebtedness	14,429	14,446
Noncurrent liabilities held for sale	—	—
Other noncurrent liabilities	105,081	15,015
Total liabilities	380,167	243,560

Total shareholders’ equity	94,607	165,465
Total liabilities and shareholders’ equity	$474,774	$409,025

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